Exhibit 23.1





As independent public accountants, we hereby consent to the incorporation of our reports included (or incorporated by reference) in this Form 10-KSB, into the Company's previously filed Registration Statements File Nos. 333-19155, 333-33537, 333-33539 and 333-47061.









Washington, D.C.                                 /s/ Arthur Andersen LLP
March 30, 1998